Registration No. 333-____
As filed with the Securities and Exchange Commission on May 8, 2020

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Xilinx, Inc.
(Exact name of registrant as specified in its charter)

Delaware	77-0188631
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
2100 Logic Drive
San Jose, California 95124
(408) 559-7778
(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Victor Peng
President and Chief Executive Officer
Xilinx, Inc.
2100 Logic Drive
San Jose, California 95124
(408) 559-7778
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Gregg A. Noel, Esq.
P. Michelle Gasaway, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
300 South Grand Avenue, Suite 3400
Los Angeles, California 90071
(213) 687-5000

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐
If any of the securities on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Debt Securities
Common Stock
Preferred Stock
Warrants
Depositary Shares
Purchase Contracts
Guarantees
Units(3)

(1)
An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.

(2)	In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of the entire registration fee.

(3)	Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

PROSPECTUS
XILINX, INC.
DEBT SECURITIES
COMMON STOCK
PREFERRED STOCK
WARRANTS
DEPOSITARY SHARES
PURCHASE CONTRACTS
GUARANTEES
UNITS

We may offer, issue and sell, from time to time, and the selling securityholders identified in a prospectus supplement (the “selling securityholders”) may offer and sell, from time to time, together or separately, debt securities, common stock, preferred stock, warrants, depositary shares, purchase contracts, guarantees or units. This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in a prospectus supplement and/or any free writing prospectus, as applicable. The applicable prospectus supplement and any applicable free writing prospectus may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement and any applicable free writing prospectus carefully before you invest in our securities.
Our common stock is listed on The Nasdaq Global Select Market under the symbol “XLNX.” On May 6, 2020, the last reported sale price of our common stock on The Nasdaq Global Select Market was $85.24.
Investing in our securities involves certain risks. See “Risk Factors” on page 5 of this prospectus and in our filings with the Securities and Exchange Commission (the “SEC”), including Part I, Item 1A, “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended March 28, 2020, filed with the SEC on May 8, 2020, incorporated by reference herein, as well as the other information included and incorporated by reference herein, and the risk factors and other information included and incorporated by reference in any applicable prospectus supplement and any applicable free writing prospectus, to read about factors you should consider before deciding to invest in our securities.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated May 8, 2020.
If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained or incorporated by reference in this document speaks only as of the date of this document or the date of the document incorporated by reference, unless the information specifically indicates that another date applies.

FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement, any free writing prospectus and the documents incorporated by reference herein or therein may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be found throughout this prospectus, any prospectus supplement, any free writing prospectus and the documents incorporated by reference herein or therein, which may include discussions concerning our development efforts, strategy, new product introductions, backlog, litigation and other matters, including potential risks and other statements regarding the COVID-19 pandemic. Forward-looking statements involve numerous known and unknown risks and uncertainties and are based on current expectations that could cause actual results to differ materially and adversely from those expressed or implied. Such risks include, but are not limited to, those discussed throughout this prospectus as well as under “Risk Factors” beginning on page 5 and elsewhere in this prospectus, and in our filings with the SEC, including Part I, Item 1A, “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended March 28, 2020, filed with the SEC on May 8, 2020. Often, forward-looking statements can be identified by the use of forward-looking words, such as “may,” “will,” “could,” “should,” “expect,” “believe,” “anticipate,” “estimate,” “continue,” “plan,” “would,” “intend,” “project” and other similar terminology, or the negative of such terms. We disclaim any responsibility to update or revise any forward-looking statement provided in this prospectus supplement or in any of our other communications for any reason.

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act. Under the shelf registration process, we may, from time to time, offer, issue and sell, and the selling securityholders may, from time to time, offer and sell, together or separately, any combination of the securities described in the registration statement in one or more offerings. As allowed by the SEC rules, this prospectus does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules or regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.
The types of securities that may be offered, issued and sold, from time to time, pursuant to this prospectus, are:

•	debt securities;

•	common stock;

•	preferred stock;

•	warrants;

•	depositary shares;

•	purchase contracts;

•	guarantees; and

•	units consisting of any of the securities listed above.
This prospectus provides you with a general description of some of the securities we may offer. Each time we or the selling securityholders sell securities pursuant to this prospectus, we will provide a prospectus supplement and/or free writing prospectus that will describe specific information about the offering and the terms of the particular securities being offered. In each prospectus supplement and/or any free writing prospectus, as applicable, we will include the following information, if applicable:

•	the type and amount of securities proposed for sale;

•	the initial public offering price of the securities;

•	the names of any underwriters or agents through or to which the securities will be sold;

•	any compensation of those underwriters or agents; and

•	information about any securities exchanges or automated quotation systems on which the securities will be listed or traded.
The prospectus supplement and/or any free writing prospectus may also add, update or change information contained in this prospectus. This prospectus, together with any applicable prospectus supplement and/or any applicable free writing prospectus, includes all material information relating to this offering. If there is any inconsistency between the information in this prospectus and the information in any such prospectus supplement and/or any such free writing prospectus, you should rely on the information in such prospectus supplement and/or any such free writing prospectus. Wherever references are made in this prospectus to information that will be included in a prospectus supplement and/or any free writing prospectus, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference into this prospectus or by any other method as may then be permitted under applicable law, rules or regulations.
Please read carefully this prospectus and applicable prospectus supplement and any applicable free writing prospectus together with the additional information described below under the sections entitled “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.”

THE COMPANY
Xilinx, Inc., a Delaware corporation (“Xilinx,” “Company,” “Registrant,” “we,” “us” and “our”), designs and develops programmable devices and associated technologies, including:

•
integrated circuits (ICs) in the form of programmable logic devices (PLDs), including programmable System on Chips (SoCs), three-dimensional ICs (3D ICs) and Adaptive Compute Acceleration Platform (ACAP): a highly integrated multi-core heterogeneous compute platform;

•	software design tools to program the PLDs;

•	software development environments and embedded platforms;

•	targeted reference designs;

•	printed circuit boards; and

•	intellectual property (IP), which consists of Xilinx and various third-party verification and IP cores.
In addition to its programmable platforms, Xilinx provides design services, customer training, field engineering and technical support.
Xilinx develops highly flexible and adaptive processing platforms that enable rapid innovation across a variety of technologies – from the endpoint to the edge to the cloud. Xilinx is the inventor of field programmable gate arrays (FPGA), hardware programmable SoCs and ACAP, designed to deliver the most dynamic processor technology in the industry and enable the adaptable, intelligent and connected world of the future. Our product portfolio is designed to provide high integration and quick time-to-market for electronic equipment manufacturers in sub-markets such as data center, wireless, wireline, aerospace and defense, test, measurement and emulation, industrial, scientific and medical, automotive, audio, video and broadcast and consumer.
We sell our products and services through independent domestic and foreign distributors and through direct sales to original equipment manufacturers (OEMs) and electronic manufacturing service providers (EMS). Sales are generated by these independent distributors, independent sales representatives or our direct sales organization.
Xilinx was founded and incorporated in California in February 1984. In April 1990, the Company was reincorporated in Delaware. Our corporate facilities and executive offices are located at 2100 Logic Drive, San Jose, California 95124, and our website address is www.xilinx.com. Any references in this prospectus to our website are inactive textual references only, and the information contained on or that can be accessed through our website (except for the SEC filings expressly incorporated by reference herein) is not incorporated in, and is not a part of, this prospectus, and any such information should not be relied upon in connection with any investment decision to purchase any securities.

RISK FACTORS
Investing in our securities involves various risks. You are urged to carefully read and consider the risk factors set forth or incorporated by reference in the applicable prospectus supplement and any applicable free writing prospectus and in our filings with the SEC, including the Company’s Annual Report on Form 10-K for the fiscal year ended March 28, 2020, filed with the SEC on May 8, 2020, incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus. The risks and uncertainties described are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations, financial results and the value of our securities.

USE OF PROCEEDS
We intend to use the net proceeds we receive from the sale of securities by us as set forth in the applicable prospectus supplement and/or any applicable free writing prospectus. Unless otherwise specified in the applicable prospectus supplement and/or any applicable free writing prospectus, we will not receive any proceeds from the sale of securities by the selling securityholders.

DESCRIPTION OF DEBT SECURITIES
The following is a summary of some general terms and provisions of debt securities that we may offer by this prospectus. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read the form of indenture which we have filed as an exhibit to the registration statement of which this prospectus is a part. If we issue debt securities, we will file any final indenture, and any supplemental indenture or officer’s certificate related to the particular series of debt securities issued, with the SEC, and you should read those documents for further information about the terms and provisions of such debt securities. See “Where You Can Find More Information.” This summary is also subject to and qualified by reference to the descriptions of the particular terms of our debt securities to be described in the applicable prospectus supplement and/or any applicable free writing prospectus. The applicable prospectus supplement and/or any applicable free writing prospectus may add to, update or change the terms of such debt securities from those described below.
The debt securities sold under this prospectus will be direct obligations of Xilinx, unless otherwise stated in an applicable prospectus supplement and/or any applicable free writing prospectus. Such debt securities may be secured or unsecured, and may be senior or subordinated indebtedness, in each case as stated in an applicable prospectus supplement and/or any applicable free writing prospectus. Our debt securities will be issued under an indenture between us and a trustee. The indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The statements made in this prospectus relating to the indenture and the debt securities to be issued under the indenture are summaries of certain anticipated provisions of the indenture and are not complete. As used in the following description, terms not otherwise defined herein will have the meanings assigned to them in the indenture.
General
We may issue debt securities that are “senior,” “senior subordinated” or “junior subordinated.” The debt securities that we refer to as “senior” will be direct obligations of Xilinx and will be equal in priority with our other indebtedness that is not subordinated, without giving effect to collateral arrangements. We may issue debt securities that may be subordinated in right of payment to the prior payment in full of our senior debt, as defined in the applicable prospectus supplement and/or any applicable free writing prospectus, and may be equal in priority with our other senior subordinated indebtedness, if any, without giving effect to collateral arrangements. We refer to these as “senior subordinated” debt securities. We may also issue debt securities that may be subordinated in right of payment to the senior subordinated debt securities. These would be “junior subordinated” debt securities.
We may issue debt securities without limit as to aggregate principal amount, in one or more series, in each case as we establish in one or more supplemental indentures or officer’s certificates. We need not issue all debt securities of one series at the same time. Unless we otherwise provide, we may reopen a series, without the consent of the holders of the series, for issuances of additional debt securities of that series.
We anticipate that the indenture will provide that we may, but need not, designate more than one trustee under the indenture, each with respect to one or more series of debt securities. The trustee under the indenture may resign or be removed with respect to one or more series of debt securities, and we may appoint a successor trustee to act with respect to any such series.
The applicable prospectus supplement and/or any applicable free writing prospectus will describe the specific terms relating to the series of debt securities we will offer, including, where applicable, the following:

•	the title and series designation and whether they are senior debt securities, senior subordinated debt securities or junior subordinated debt securities;

•	the aggregate principal amount of the debt securities offered and any limit on the aggregate principal amount of that series that may be authenticated and delivered;

•
the percentage of the principal amount at which we will issue the debt securities and, if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities payable upon maturity of the debt securities;

•	the stated maturity date;

•	any fixed or variable interest rate or rates per annum;

•	whether such interest will be payable in cash or additional debt securities of the same series or will accrue and increase the aggregate principal amount outstanding of such series;

•	the place where principal, premium, if any, and interest will be payable and where the debt securities can be surrendered for transfer, exchange or conversion;

•	the date from which interest may accrue and any interest payment dates and any related record dates;

•	any sinking fund requirements;

•	any provisions for redemption or repurchase, including the redemption or repurchase price;

•	whether the debt securities are denominated or payable in U.S. dollars, a foreign currency or units of two or more currencies;

•
whether the amount of payments of principal of or premium, if any, or interest on the debt securities may be determined with reference to an index, formula or other method and the manner in which such amounts shall be determined;

•	the events of default and covenants of the debt securities, to the extent different from or in addition to those described in this prospectus;

•	whether we will issue the debt securities in certificated or book-entry form;

•
whether the debt securities will be in registered or bearer form and, if in registered form, the denominations, if other than a minimum denomination of $2,000 and integral multiples of $1,000 in excess thereof, and, if in bearer form, the denominations and terms and conditions relating thereto;

•
whether we will issue any of the debt securities in permanent global form and, if so, the terms and conditions, if any, upon which interests in the global debt security may be exchanged, in whole or in part, for the individual debt securities represented by the global debt security;

•	any addition or change to the provisions relating to the legal defeasance or covenant defeasance provisions of, or the satisfaction and discharge of, the debt securities;

•
whether we will pay additional amounts on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities instead of making this payment;

•	the guarantee provisions, if any, relating to the debt securities;

•	the subordination provisions, if any, relating to the debt securities;

•	any restriction or condition on the transferability of debt securities;

•	any addition or change to the provisions related to compensation and reimbursement of the trustee which applies to the debt securities;

•	any addition or change to the provisions related to supplemental indentures both with and without the consent of the holders;

•	provisions, if any, granting special rights to holders upon the occurrence of specified events;

•
any addition or change to the events of default which applies to any debt securities and any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable pursuant to the indenture; and

•
any other terms of debt securities of such series (which terms will not be inconsistent with the provisions of the Trust Indenture Act, but may modify, amend, supplement or delete any of the terms of the indenture, including those described in this prospectus or any applicable prospectus supplement and/or any applicable free writing prospectus, with respect to such series).

We will describe in the applicable prospectus supplement and/or any applicable free writing prospectus any material U.S. federal income tax considerations applicable to the debt securities offered by such prospectus supplement and/or free writing prospectus.
We may issue debt securities at less than the principal amount payable at maturity. We refer to these debt securities as “original issue discount” debt securities. If material or applicable, we will describe in the applicable prospectus supplement and/or any applicable free writing prospectus special U.S. federal income tax considerations applicable to original issue discount debt securities.
Except as may be described in any prospectus supplement and/or any applicable free writing prospectus, the indenture will not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a highly leveraged transaction or a change in control of the Company, except to the limited extent described below under “—Merger, Consolidation or Sale of Assets.” The Company’s certificate of incorporation also contains other provisions which may prevent or limit a change of control. See “Description of Capital Stock.” You should review carefully the applicable prospectus supplement and any applicable free writing prospectus for information with respect to events of default and covenants applicable to the debt securities being offered.
Denominations and Interest
Unless otherwise described in the applicable prospectus supplement and/or any applicable free writing prospectus, we will issue debt securities of any series that are registered debt securities in a minimum denomination of $2,000 and integral multiples of $1,000 in excess thereof.
Unless otherwise specified in the applicable prospectus supplement and/or any applicable free writing prospectus, we will pay the interest, principal and any premium at the corporate trust office of the trustee or, at our option, we may make payment of interest by check mailed to the address of the person entitled to the payment as it appears in the applicable register or by wire transfer of funds to that person at an account maintained within the United States or, in the case of global debt securities, in accordance with the procedures of the depositary for such debt securities.
Certain Covenants
If debt securities are issued, the indenture, as supplemented by any supplemental indenture or officer’s certificate related to the particular series of debt securities, will contain certain covenants for the benefit of the holders of such series of debt securities, which will be applicable (unless waived or amended) so long as any of the debt securities of such series are outstanding, unless stated otherwise in the prospectus supplement and/or applicable free writing prospectus. The specific terms of the covenants, and summaries thereof, will be set forth in the prospectus supplement or any free writing prospectus relating to such series of debt securities.
SEC Reports
The indenture provides that we agree to file with the trustee, within 15 days after we file the same with the SEC, copies of the annual reports and of the information, documents, and other reports, if any, that we are required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act or pursuant to Section 314 of the Trust Indenture Act. Such information, documents and other reports shall be deemed filed with the trustee at the time such information, documents and other reports are publicly filed with the SEC.
Merger, Consolidation or Sale of Assets
The indenture provides that we shall not consolidate with or merge into any other person or sell, convey or lease all or substantially all of our assets to any other person unless:

(1)
Xilinx shall be the surviving person (the “Surviving Person”) or the Surviving Person (if other than Xilinx) formed by such consolidation or merger or to which such sale, conveyance or lease is made shall be a person organized under the laws of the U.S., any State thereof or the District of Columbia,

(2)
the Surviving Person (if other than Xilinx) expressly assumes, by supplemental indenture in form reasonably satisfactory to the trustee, executed and delivered to the trustee by such Surviving Person, the due and punctual payment of the principal of, and premium, if any, and interest on, all the notes, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of the indenture to be performed by Xilinx,

(3)	immediately after giving effect to such transaction, no default or event of default shall have occurred and be continuing, and

(4)
Xilinx shall deliver, or cause to be delivered, to the trustee, an officer’s certificate and an opinion of counsel, each stating that such transaction and the supplemental indenture, if any, in respect thereto comply with this covenant and that all conditions precedent in the indenture relating to such transaction have been complied with.

For the purposes of this covenant, the sale, conveyance or lease of all the assets of one or more subsidiaries of Xilinx, which assets, if held by Xilinx instead of such subsidiaries, would constitute all or substantially all the assets of Xilinx on a consolidated basis, shall be deemed to be the transfer of all or substantially all the assets of Xilinx.
Notwithstanding the foregoing, (i) any subsidiary may merge, consolidate or amalgamate with or into or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its assets to Xilinx or another subsidiary and (ii) Xilinx may merge with an affiliate incorporated solely for the purpose of and with the sole effect of reincorporating or reorganizing Xilinx in another state of the United States.
Events of Default
Each of the following constitutes an event of default with respect to a particular series of debt securities:

(1)	default in the payment of principal of or premium, if any, on any debt security of such series when due at its maturity, upon optional redemption or upon required repurchase,

(2)
default in the payment of interest on any debt security of such series when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of such defaulted payment (including applicable interest, if any, on such payment) is deposited by us with the trustee or with a paying agent prior to the expiration of such 30-day period),

(3)
our failure to comply with any of our covenants or agreements in the indenture (other than a covenant or agreement that does not apply to such series of debt securities) or in any supplemental indenture or officer’s certificate for the debt securities of such series (other than a failure that is subject to the foregoing clause (1) or (2)) and our failure to cure (or obtain a waiver of) such default and such failure continues for 90 days after written notice is given to us as provided below,

(4)	certain events of bankruptcy, insolvency or reorganization affecting us with respect to such series, and

(5)	any other event of default described as may be specified in the applicable prospectus supplement any applicable free writing prospectus with respect to such series.
A default under clause (3) with respect to a particular series of debt securities is not an event of default with respect to such debt securities until the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding notify us of the default and we do not cure such default within the time specified after receipt of such notice. Such notice must specify the default, demand that it be remedied and state that such notice is a “Notice of Default.”
If an event of default with respect to a particular series of debt securities (other than an event of default resulting from certain events involving bankruptcy, insolvency or reorganization with respect to us with respect to such series) shall have occurred and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding may declare the principal amount of and all accrued and unpaid interest, if any, to, but excluding, the date of acceleration on all the debt securities of such series then outstanding to be due and payable immediately, by a notice in writing to us (and to the trustee, if given by holders of such debt securities of such series) specifying the event of default, and upon such declaration in compliance with the indenture such principal amount and accrued and unpaid interest, if any, shall become immediately due and payable.. At any time after any such declaration of acceleration with respect to the debt securities of such series has been made, but before a judgment or decree for payment of the money due on acceleration has been obtained by the trustee as provided in the indenture, the holders of a majority in aggregate principal amount of the debt securities of such series then outstanding, by notice to us and the trustee, may rescind and annul such acceleration and its consequences and waive such event of default if all events of default with respect to such series, other than the non-payment of accelerated principal, and interest, if any, with respect to the debt securities of such series have been cured or waived as provided in the indenture. In case an event of default with respect to a particular series of debt securities resulting from certain events of bankruptcy, insolvency or reorganization with respect to us with respect to such series shall occur, the principal amount of all of the debt securities of such series then outstanding, plus accrued and unpaid interest, with respect to the debt securities of such series shall be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the debt securities of such series.
If we exercise our legal defeasance option with respect to the debt securities of a particular series, payment of the debt securities of such series may not be accelerated because of an event of default with respect thereto. If we exercise the covenant defeasance option with respect to the debt securities of a particular series, payment of the debt securities of such series may not be accelerated because of an event of default specified in clause (3) (with respect to the restrictive covenants applicable to the debt securities of such series) or clause (5) (as it may be specified in the terms of the debt securities of such series).
Subject to the provisions of the indenture relating to the duties of the trustee in case an event of default shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the debt securities of any series, unless such holders shall have offered to the trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense. Subject to such provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the debt securities of a particular series then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of such series.

No holder of debt securities of any series will have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or trustee, or for any remedy thereunder, unless:

(1)	such holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of such series,

(2)
the holders of at least 25% in aggregate principal amount of the debt securities of such series then outstanding have made a written request and offered indemnity to the trustee reasonably satisfactory to it to institute such proceeding as trustee, and

(3)
the trustee shall not have received from the holders of a majority in aggregate principal amount of the debt securities of such series then outstanding a written direction inconsistent with such request and shall have failed to institute such proceeding within 60 days.

However, such limitations do not apply to a suit instituted by a holder of any debt security for enforcement of payment of the principal of, and premium, if any, or interest on, such debt security on or after the respective due dates expressed in such debt security.
The indenture provides that if a default with respect to the debt securities of a particular series occurs and is continuing and is known to the trustee, the trustee must send, by first class mail (or, in the case of global debt securities, electronically through the procedures of the depositary for such global debt securities), to each holder of debt securities of such series notice of the default within 90 days after it occurs. The trustee may withhold the notice if and so long as it in good faith determines that withholding notice is in the interest of the holders of the debt securities of such series.
The indenture requires us to furnish to the trustee, within 120 days after the end of each fiscal year, a written statement of an officer regarding compliance with the indenture. Within 30 days after the occurrence of any default or event of default, we are required to deliver to the trustee written notice in the form of an officer’s certificate a statement specifying its status and what actions we are taking or propose to take with respect thereto.
Modification and Waiver
Modifications and amendments of the indenture may be made by us for such series of debt securities and the trustee with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of the series affected by such modification or amendment.
No such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby,

•	reduce the percentage of principal amount of debt securities the holders of which must consent to an amendment, modification, supplement or waiver,

•	reduce the rate of or extend the time of payment for interest on such debt security,

•
reduce the principal amount or extend the stated maturity of such debt security (provided that this shall not apply to any change in optional or mandatory repurchase provisions or any change in redemption notice periods),

•
reduce the redemption price of such debt security or add redemption provisions to such debt security (provided that this shall not apply to any change in optional or mandatory repurchase provisions or any change in redemption notice periods),

•	make such debt security payable in money other than that stated in the indenture or the debt security, or

•	impair the right to receive, and to institute suit for the enforcement of, any payment with respect to such debt security.
Without the consent of any holder, we and the trustee may amend the indenture to, among other things, provide for the assumption by a successor of our obligations under the indenture as permitted thereunder; establish the forms or terms of debt securities of any series; provide for the issuance of additional debt securities of any series, subject to any limitations set forth in the terms of such series; add guarantees or security with respect to any series of debt securities or confirm and evidence the release, termination or discharge of any guarantee or security interest in accordance with the indenture; comply with the requirements of the SEC in connection with the qualification and maintenance of qualification under the Trust Indenture Act and comply with the rules of any applicable securities depositary; conform the text of the indenture or the debt securities to any description thereof in this prospectus, any prospectus supplement or any free writing prospectus; cure any ambiguity, omission, defect or inconsistency; add to, change or eliminate any of the provisions, so long as such addition, change or elimination does not apply to any debt security of any existing series of debt securities entitled to the benefit of such provision or modify the rights of the holder of any such debt security with respect to such provision or such addition, change or elimination only becomes effective when there is no such debt security outstanding; or make any other change that does not adversely affect the rights of any holder in any material respect.
The holders of a majority in principal amount of the outstanding debt securities of a particular series affected may waive compliance by us with certain restrictive provisions of the indenture with respect to such series. The holders of a majority in principal amount of the outstanding debt securities of a particular series may waive any past default with respect to such series under the indenture, except a default in the payment of accelerated principal, premium, if any, or interest, if any, and certain covenants and provisions of the indenture which cannot be amended without the consent of the holder of each outstanding debt security of such series.
Governing Law
Any issued debt securities and the indenture will be governed by the laws of the State of New York.
Regarding the Trustee
The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee will exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.
The indenture and provisions of the Trust Indenture Act that are incorporated by reference therein contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with us or any of our affiliates; provided, however, that if it acquires any conflicting interest (as defined in the indenture or in the Trust Indenture Act), it must eliminate such conflict or resign.
Each trustee may resign or be removed with respect to one or more series of debt securities provided that a successor trustee is appointed to act with respect to such series. In the event that two or more persons are acting as trustee with respect to different series of debt securities under the indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.
Repurchases on the Open Market
We or any of our affiliates may, at any time or from time to time, repurchase any debt security on the open market or otherwise. Such debt securities may, at our option or at the option of our relevant affiliate, be held, resold or surrendered to the trustee for cancellation. Any notes held by us or one of our subsidiaries will be disregarded for voting purposes in connection with any notice, waiver, consent or direction requiring the vote or concurrence of note holders.
Defeasance
We may terminate at any time all our obligations with respect to the debt securities of a particular series and the indenture as it applies to such series, which we refer to as “legal defeasance,” except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the debt securities of such series, to replace mutilated, destroyed, lost or stolen debt securities of such series and to maintain a registrar and paying agent in respect of the debt securities of such series. We may also terminate at any time our obligations with respect to the restrictive covenants applicable to the debt securities of a particular series, which we refer to as “covenant defeasance.” We may exercise the legal defeasance option notwithstanding our prior exercise of the covenant defeasance option.
The legal defeasance option or the covenant defeasance option with respect to the debt securities of a particular series may be exercised only if:

(1)
we irrevocably deposit in trust with the trustee money or U.S. Government obligations or a combination thereof for the payment of principal of and interest on the debt securities of such series to maturity that is sufficient to pay principal and interest when due on all the debt securities of such series to maturity,

(2)
no default or event of default with respect to the debt securities of such series has occurred and is continuing on the date of such deposit (other than, if applicable, a default or event of default with respect to the debt securities of such series resulting from the borrowing of funds and any funds related thereto to be applied to such deposits and any similar and substantially concurrent deposit relating to other indebtedness and the granting of liens in connection therewith),

(3)
such legal defeasance or covenant defeasance does not constitute a default under any other material agreement binding us (other than, if applicable, a default resulting from the borrowing of funds and any funds related thereto to be applied to such deposits and any similar and substantially concurrent deposit relating to other indebtedness and the granting of liens in connection therewith),

(4)	in the case of the legal defeasance option, we deliver to the trustee an opinion of counsel stating that:

(a)	we have received from, or there has been provided by, the IRS a ruling, or

(b)	since the date of the indenture there has been a change in the applicable U.S. federal income tax law, to the effect, in either case, that, and based thereon such opinion of counsel shall confirm that, the holders of the debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred,

(5)
in the case of the covenant defeasance option, we deliver to the trustee an opinion of counsel to the effect that the holders of the debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred, and

(6)
we deliver to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent to the legal defeasance or covenant defeasance, as applicable, relating to the debt securities of such series have been complied with as required by the indenture.

Notwithstanding the foregoing, the requirements of clause (4) above with respect to a legal defeasance need not be complied with if all securities of the series with respect to which legal defeasance is being exercised that have not theretofore been delivered to the trustee for cancellation (x) have become due and payable or (y) will become due and payable within one year on the maturity date or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee.
Discharge of the Indenture
When (i) we deliver to the trustee all outstanding debt securities of a particular series (other than debt securities replaced because of mutilation, loss, destruction or wrongful taking) for cancellation or (ii) all outstanding debt securities of a particular series have become due and payable, whether at maturity or as a result of the sending of a notice of redemption as described above (or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption), and we irrevocably deposit with the trustee funds sufficient to pay at maturity or upon redemption all outstanding debt securities of such series, including principal of, premium, if any, and interest thereon, and if in either case we pay all other sums related to the debt securities of such series payable under the indenture by us, then the indenture shall, subject to certain surviving provisions, cease to be of further effect with respect to the debt securities of such series. The trustee shall acknowledge satisfaction and discharge of the indenture with respect to the debt securities of such series on our demand accompanied, in the case of clause (ii) of this paragraph, by an officer’s certificate and an opinion of counsel.
Subordination
We will describe in the applicable prospectus supplement and/or any applicable free writing prospectus the terms and conditions, if any, upon which any series of senior subordinated debt securities or junior subordinated debt securities is subordinated to debt securities of another series or to our other indebtedness. The terms will include a description of:

•	the “senior indebtedness” with respect to the debt securities being offered;

•	the restrictions, if any, on payments to the holders of the debt securities being offered while a default with respect to the senior indebtedness is continuing;

•	the restrictions, if any, on payments to the holders of the debt securities being offered following an event of default with respect to such debt securities; and

•	provisions requiring holders of the debt securities being offered to remit payments to holders of senior indebtedness.
Global Debt Securities
We may issue the debt securities of a series in whole or in part in the form of one or more registered global debt securities that we will deposit with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and/or any applicable free writing prospectus and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global debt securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global debt security or securities.
Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global debt security may not be transferred except as a whole:

•	by the depositary for such registered global debt security to its nominee;

•	by a nominee of the depositary to the depositary or another nominee of the depositary; or

•	by the depositary or its nominee to a successor of the depositary or a nominee of the successor.
The prospectus supplement and/or any free writing prospectus relating to a series of debt securities will describe the specific terms of the depositary arrangement with respect to any portion of such series represented by a registered global debt security. We currently anticipate that the following provisions will apply to all depositary arrangements for debt securities:

•
ownership of beneficial interests in a registered global debt security will be limited to persons that have accounts with the depositary for the registered global debt security, those persons being referred to as “participants,” or persons that may hold interests through participants;

•
upon the issuance of a registered global debt security, the depositary for the registered global debt security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global debt security beneficially owned by the participants;

•	any underwriters, dealers or agents participating in the distribution of the debt securities will designate the accounts to be credited; and

•
ownership of any beneficial interest in the registered global debt security will be shown on, and the transfer of any ownership interest will be effected only through, records maintained by the depositary for the registered global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants).

The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global debt securities.
So long as the depositary for a registered global debt security, or its nominee, is the registered owner of the registered global debt security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global debt security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a registered global debt security:

•	will not be entitled to have the debt securities represented by a registered global debt security registered in their names;

•	will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

•	will not be considered the owners or holders of the debt securities under the indenture.
Accordingly, each person owning a beneficial interest in a registered global debt security must rely on the procedures of the depositary for the registered global debt security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.
We understand that under currently existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global debt security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global debt security would authorize the participants holding the relevant beneficial interests to give or take the action, and those participants would authorize beneficial owners owning through those participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.
We will make payments of principal of and premium, if any, and interest, if any, on debt securities represented by a registered global debt security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global debt security. Neither we nor the trustee or any other agent of us or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global debt security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.
We expect that the depositary for any debt securities represented by a registered global debt security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global debt security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global debt security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global debt security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name.” We also expect that any of these payments will be the responsibility of the participants.
No registered global debt security may be exchanged in whole or in part for debt securities registered, and no transfer of a registered global debt security in whole or in part may be registered, in the name of any person other than the depositary for such registered global debt security, unless (i) such depositary notifies us that it is unwilling or unable to continue as depositary for such registered global debt security or has ceased to be a clearing agency registered under the Exchange Act, and we fail to appoint an eligible successor depositary within 90 days, (ii) an event of default shall have occurred and be continuing with respect to debt securities of such series, (iii) we determine (subject to the depositary’s procedures) not to have the debt securities of such series represented by a global debt security, or (iv) circumstances, if any, exist in addition to or in lieu of the foregoing as have been specified for that purpose in an applicable prospectus supplement and/or any applicable free writing prospectus. In any such case, the affected registered global debt security may be exchanged in whole or in part for debt securities in definitive form and the applicable trustee will register any such debt securities in such name or names as such depositary directs.
We currently anticipate that certain registered global debt securities will be deposited with, or on behalf of, The Depository Trust Company, or DTC, and will be registered in the name of Cede & Co., as the nominee of DTC. DTC has advised us that DTC is a limited purpose trust company organized under the Banking Law of the State of New York, a “banking organization” within the meaning of the Banking Law of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants, or direct participants, deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The information in this paragraph concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof. In the event registered global debt securities are deposited with, or on behalf of, a depositary other than DTC, we will describe additional or differing terms of the depositary arrangements in the applicable prospectus supplement and/or any applicable free writing prospectus relating to that particular series of debt securities.
We may also issue bearer debt securities of a series in the form of one or more global debt securities, referred to as “bearer global debt securities.” We currently anticipate that we will deposit these bearer global debt securities with a common depositary for Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme, or with a nominee for the depositary identified in the prospectus supplement and any free writing prospectus relating to that series. The prospectus supplement and any free writing prospectus relating to a series of debt securities represented by a bearer global debt security will describe the specific terms and procedures, including the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global debt security, with respect to the portion of the series represented by a bearer global debt security.

Neither we nor the trustee assumes any responsibility for the performance by DTC or any other depositary or its participants of their respective obligations, including obligations that they have under the rules and procedures that govern their operations.
None of Xilinx, or any underwriter, dealer, agent, trustee or any applicable paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of, beneficial interests in a global debt security, or for maintaining, supervising or reviewing any records.

DESCRIPTION OF CAPITAL STOCK
General
Under Xilinx’s certificate of incorporation, Xilinx is authorized to issue up to 2,000,000,000 shares of common stock and up to 2,000,000 shares of preferred stock. As of, May 6, 2020, we had outstanding 243,160,766 shares of common stock and no preferred stock.
Common Stock
Our common stock is not redeemable, does not have any conversion rights and is not subject to call. Holders of shares of common stock have no preemptive rights to maintain their percentage of ownership in future offerings or sales of stock of Xilinx. Holders of shares of common stock have one vote per share in all elections of directors and on all other matters submitted to a vote of stockholders of Xilinx. The holders of common stock are entitled to receive dividends, if any, as and when declared from time to time by the board of directors of Xilinx out of funds legally available therefore. Upon liquidation, dissolution or winding up of the affairs of Xilinx, the holders of common stock will be entitled to participate equally and ratably, in proportion to the number of shares held, in the net assets of Xilinx available for distribution to holders of common stock. The shares of common stock currently outstanding are fully paid and nonassessable.
Preferred Stock
Our board of directors has the authority, without further action by the stockholders, to issue, from time to time, shares of preferred stock in one or more series. Our board of directors is authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any such series of preferred stock.
Delaware Anti-Takeover Law and Charter and Bylaw Provisions
Provisions of Delaware law and our charter documents could make the acquisition of us and the removal of incumbent officers and directors more difficult.
Delaware Takeover Statute
We are governed by Section 203 of the Delaware General Corporation Law (“Section 203”), which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that the stockholder became an interested stockholder, unless:

•	before that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•
upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers or which can be issued under employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
on or after that date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines an interested stockholder as any entity or person who, with affiliates and associates owns, or within the three-year period immediately prior to the business combination, beneficially owned 15% or more of the outstanding voting stock of the corporation. Section 203 defines business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to specified exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	any transaction involving the corporation that increases the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.
Undesignated Preferred Stock
Under our certificate of incorporation, our board of directors has the power to authorize the issuance of up to 2,000,000 shares of preferred stock and to determine the price, rights, preferences, privileges and restrictions, including voting rights, of those shares without further vote or action by the common stockholders. The issuance of preferred stock may:

•	delay, defer or prevent a change in control;

•	discourage bids for the common stock at a premium over the market price of our common stock;

•	adversely affect the voting and other rights of the holders of our common stock; and

•	discourage acquisition proposals or tender offers for our shares and, as a consequence, inhibit increases in the market price of our shares that could result from actual or rumored takeover attempts.
Advance Notice Provisions
Our bylaws establish advance notice procedures for stockholder proposals and nominations of candidates for election as directors other than nominations made by or at the direction of our board of directors or a committee of our board of directors.
Special Meeting Requirements
Our bylaws provide that a special meeting of our stockholders may be called at any time by our board of directors, the chairman of our board of directors, our president or our secretary; provided that our secretary shall call a special meeting of the stockholders only upon written request in proper form of one or more of our stockholders that has or have owned continuously for at least one year a number of shares of our common stock that represents not less than 25% of our outstanding common stock as of the date of such request.
Cumulative Voting
Neither our certificate of incorporation nor bylaws provides for cumulative voting in the election of directors. These provisions may deter a hostile takeover or delay a change in control or management of Xilinx.

No Action by Stockholder Consent
Xilinx’s certificate of incorporation provides that no action shall be taken by the stockholders of Xilinx except at an annual or special meeting of the stockholders and no action shall be taken by the stockholders by written consent.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. Its address is P.O. Box 30170, College Station, TX 77842 and its phone number is (781) 575-2879.

DESCRIPTION OF OTHER SECURITIES
We will set forth in the applicable prospectus supplement a description of any warrants, depositary shares, purchase contracts, guarantees or units that may be offered pursuant to this prospectus.

PLAN OF DISTRIBUTION
The securities being offered by this prospectus may be sold by us or by a selling securityholder:

•	through agents;

•	to or through underwriters;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	through broker-dealers (acting as agent or principal);

•	directly by us or by selling securityholders to purchasers, through a specific bidding or auction process or otherwise;

•	through a combination of any such methods of sale; or

•	through any other methods described in a prospectus supplement.
The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on The Nasdaq Global Select Market or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.
Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.
If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and the applicable prospectus supplement will be used by the underwriters to resell the securities.
If a dealer is used in the sale of the securities, we, a selling securityholder or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the applicable prospectus supplement the name of the dealer and the terms of the transactions.

We or a selling securityholder may directly solicit offers to purchase the securities and we or a selling securityholder may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the applicable prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.
Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the applicable prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries in the ordinary course of business.
Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.
Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.
Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.
Except as indicated in the applicable prospectus supplement and any applicable free writing prospectus, the securities are not expected to be listed on a securities exchange or market, except for our common stock, which is listed on The Nasdaq Global Select Market, and any underwriters or dealers will not be obligated to make a market in the securities.

SELLING SECURITYHOLDERS
Information about selling securityholders, where applicable, will be set forth in a prospectus supplement and/or free writing prospectus, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

LEGAL MATTERS
The validity of the securities being offered in this prospectus and any related prospectus supplement and/or free writing prospectus is being passed upon for the Company by Skadden, Arps, Slate, Meagher & Flom LLP, Los Angeles, California. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the related prospectus supplement and/or free writing prospectus.
EXPERTS
The consolidated financial statements of Xilinx, Inc. appearing in Xilinx, Inc.’s Annual Report (Form 10-K) for the fiscal year ended March 28, 2020, and the effectiveness of Xilinx, Inc.’s internal control over financial reporting as of March 28, 2020, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov and on our website at www.xilinx.com. You may also obtain from the SEC, through the SEC’s website, and from our website, a copy of the registration statement, including exhibits, that we have filed with the SEC to register the securities offered under this prospectus. Any references in this prospectus to our website are inactive textual references only, and the information contained on or that can be accessed through our website (except for the SEC filings expressly incorporated by reference herein) is not incorporated in, and is not a part of, this prospectus, and any such information should not be relied upon in connection with any investment decision to purchase any securities.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED IN OR DELIVERED WITH THIS PROSPECTUS. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS AND IN THE DOCUMENTS THAT WE HAVE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM OR IN ADDITION TO THE INFORMATION CONTAINED IN THIS DOCUMENT AND INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.
We incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained herein or by information contained in documents filed with the SEC after the date of this prospectus. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC. These documents contain important information about us and our financial condition.

•	Annual Report on Form 10-K for the fiscal year ended March 28, 2020, filed with the SEC on May 8, 2020;

•
Portions of the Definitive Proxy Statement for the 2019 Annual Meeting of Stockholders of Xilinx on Schedule 14A, filed with the SEC on June 21, 2019, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended March 30, 2019, filed with the SEC on May 10, 2019;

•	Current Report on Form 8-K, filed with the SEC on April 9, 2020; and

•
The description of our common stock set forth in its Registration Statement on Form 8-A filed with the SEC on April 27, 1990, including any amendment or report subsequently filed for the purpose of updating such description including Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended March 28, 2020, filed with the SEC on May 8, 2020.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus to the end of the offering of the applicable securities. These documents may include annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. However, we are not incorporating by reference any information furnished under items 2.02 or 7.01 (or corresponding information furnished under item 9.01 or included as an exhibit) in any future current report on Form 8-K that we may file with the SEC.
You may obtain copies of any of these filings, to the extent they were or are filed electronically, through the SEC’s or our website as described above under the section entitled “Where You Can Find More Information.” Any references in this prospectus to our website are inactive textual references only, and the information contained on or that can be accessed through our website (except for the SEC filings expressly incorporated by reference herein) is not incorporated in, and is not a part of, this prospectus, and any such information should not be relied upon in connection with any investment decision to purchase any securities.
Documents incorporated by reference are also available, without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus, by requesting them in writing or by calling us at the following address and telephone number:
Xilinx, Inc.
2100 Logic Drive
San Jose, California 95124
(408) 559-7778

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.  Other Expenses of Issuance and Distribution.
The following is a statement of the estimated expenses to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts, commissions and transfer taxes, to be paid by the Registrant.

SEC Registration fee	$	*
Legal fees and expenses		(1)
Accounting fees and expenses		(1)
Printing fees		(1)
Rating Agency fees		(1)
Trustee’s fees and expenses		(1)
Miscellaneous		(1)
Total		(1)
___________________

*	In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of the registration fee for the securities offered by this prospectus.

(1)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.
Item 15.  Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any of its directors or officers who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person’s conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, the corporation is permitted to indemnify any of its directors or officers against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.
The Company’s certificate of incorporation and bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by Delaware law. The Company currently carries indemnity insurance pursuant to which its directors and officers are insured under certain circumstances against certain liabilities or losses, including liabilities under the Securities Act.
The Company has entered into indemnity agreements with certain directors and executive officers. These agreements, among other things, indemnify the directors and executive officers for certain expenses (including attorneys’ fees), judgments, fines, and settlement payments incurred by such persons in any action, including any action by or in the right of the Company, in connection with the good faith performance of their duties as a director or officer. The indemnification agreements also provide for the advance payment by the Company of defense expenses incurred by the director or officer; however, the affected director or officer must undertake to repay such amounts advanced if it is ultimately determined that such director or officer is not entitled to be indemnified.
Item 16.  Exhibits.
See Exhibit Index attached hereto and incorporated herein by reference.
Item 17.  Undertakings.
The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6)
That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)
To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(8)
That, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Description
*4.1	Restated Certificate of Incorporation of the Company, as amended to date (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K filed on May 30, 2007).
*4.2	Bylaws of the Company, as amended to date (incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 8-K filed on December 7, 2018).
*P4.3	Specimen certificate of the Registrant’s common stock (incorporated by reference to Exhibit 1 to the Company’s Registration Statement on Form 8-A filed on May 25, 1990).
4.4	Form of Indenture between Xilinx, Inc. and U.S. Bank National Association, as Trustee.
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding the legality of the securities being registered under this registration statement.
23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).
23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
24.1	Powers of Attorney (included on Page II-5 as part of the signature pages hereto).
25.1	Statement of Eligibility of Trustee on Form T-1.
___________________

*	Previously filed.

P	Filed on Paper

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 8th day of May 2020.

XILINX, INC.

By:	/s/ Victor Peng
Victor Peng
President and Chief Executive Officer, Principal Financial Officer
POWERS OF ATTORNEY
KNOWN ALL PERSONS BY THESE PRESENTS, that the individuals whose signature appears below hereby constitute and appoint Victor Peng and Catia Hagopian, and each of them severally, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments and amendments filed pursuant to 462(b) under the Securities Act) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or of his substitute or substitutes, may lawfully do to cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Victor Peng	President and Chief Executive Officer (Principal Executive Officer and Principal Financial Officer) and Director	May 8, 2020
(Victor Peng)

/s/ Sumeet Gagneja	Chief Accounting Officer (Principal Accounting Officer)	May 8, 2020
(Sumeet Gagneja)

/s/ Dennis Segers	Chairman of the Board of Directors	May 8, 2020
(Dennis Segers)

/s/ Raman K. Chitkara	Director	May 8, 2020
(Raman K. Chitkara)

/s/ Saar Gillai	Director	May 8, 2020
(Saar Gillai)

/s/ Ronald S. Jankov	Director	May 8, 2020
(Ronald S. Jankov)

/s/ Mary Louise Krakauer	Director	May 8, 2020
(Mary Louise Krakauer)

/s/ Thomas H. Lee	Director	May 8, 2020
(Thomas H. Lee)

/s/ J. Michael Patterson	Director	May 8, 2020
(J. Michael Patterson)

/s/ Marshall C. Turner	Director	May 8, 2020
(Marshall C. Turner)

/s/ Elizabeth W. Vanderslice	Director	May 8, 2020
(Elizabeth W. Vanderslice)